Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact
Pam Erickson
617-296-6080
pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact
Brett Goodman
646-521-4406
brett.goodman@etrade.com

E*TRADE FINANCIAL CORPORATION REPORTS MONTHLY ACTIVITY
FOR AUGUST 2009;
PROVIDES UPDATES TO LOAN DELINQUENCIES
AND CERTAIN FINANCIAL AND BALANCE SHEET METRICS

New York, September 15, 2009 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today released its Monthly Activity Report for August and provided an intra-quarter update on its loan portfolio delinquencies and certain key financial and balance sheet metrics.

The Company ended August with record brokerage accounts of more than 2.7 million, including gross new brokerage accounts of 31,324 and net new brokerage accounts of 11,321 during the month.  Total accounts ended the month at more than 4.5 million.  Total Daily Average Revenue Trades (“DARTs”) for August were 208,495 – an increase of 18.3 percent from July and 37.4 percent from the year ago period.  The Company reported approximately 200,000 DARTs for September month to date (as of September 11).

Customer security holdings increased 2.9 percent and brokerage related cash increased by $982 million in August.  This was offset by a $380 million reduction in Bank related customer cash and deposits, as the Company continued to execute on its balance sheet reduction strategy.  This led to a 2.6 percent increase in total customer assets in the month and flat net new customer assets.  Customers were net sellers of approximately $600 million of securities in August.

The Company also provided an update concerning delinquencies in its loan portfolio. Special mention delinquencies (30 to 89 days delinquent) for its home equity portfolio, which represents the Company’s greatest exposure to loan losses, remained flat from June 30 to August 31.  Home equity “at risk” delinquencies (30 to 179 days delinquent) declined seven percent from June 30 to August 31.  Total special mention delinquencies for the Company’s loan portfolio, which includes one- to four-family, home equity and consumer and other loans, declined by four percent quarter to date, as of August 31, 2009.

Detailed information concerning loan delinquencies is provided in table form on page 4 of this release.

The Company also provided an update to certain key financial and balance sheet metrics through the first two months of the third quarter, as well as certain forecasts for the third quarter 2009 results.  The Company cautions that this data is preliminary as of September 14, 2009 and subject to change.

E*TRADE FINANCIAL Monthly Activity Report for August 2009, Page 2

July and August Quarter-to-Date Results
•	Total Net Revenue $413 million
•	Commission, Fees and Other Revenue of $151 million
•	Operating Expense of $188 million

August Bank Capital Metrics
•	Bank Tier 1 and risk-based capital ratios of 6.6% and 13.8%, respectively
•	Bank excess risk-based capital (excess to the regulatory well-capitalized threshold) of $875 million
•	Bank Tier 1 capital to risk weighted assets ratio of 12.5%

The Company also forecasted a range for loan loss provision and expected net charge-offs for the full third quarter:

•	Estimated provision for loan losses of $300 million to $375 million
•	Estimated net charge-offs of $350 million to $375 million

The estimated range for net charge-offs and provision expenses are based on a combination of actual data from our loan servicers through the second month of the quarter, a forecast for loan charge-offs and recoveries for the month ended September 30, 2009 and an updated loan loss forecast as of July 31, 2009, following our standard quarterly procedures.  The forecast is based on actual loan delinquencies through July 31, 2009, and model calibration for delinquency roll rates was based on results as of the same period.  The Company’s methodology for estimating allowance for loan losses is more fully described in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009.

(more)

E*TRADE FINANCIAL Monthly Activity Report for August 2009, Page 3

Monthly Activity Data

	Aug-09	Jul-09	Aug-08	% Chg. M/M	% Chg. Y/Y
Trading days	21.0	22.0	21.0	N.M.	N.M.

Daily Average Revenue Trades	208,495	176,180	151,722	18.3%	37.4%

Gross new brokerage accounts	31,324	30,019	30,208	4.3%	3.7%
Gross new stock plan accounts	12,054	12,496	13,669	(3.5)%	(11.8)%
Gross new banking accounts	3,402	3,406	16,472	(0.1)%	(79.3)%
Total gross new accounts	46,780	45,921	60,349	1.9%	(22.5)%

Net new brokerage accounts	11,321	7,467	8,116	N.M.	N.M.
Net new stock plan accounts	4,545	(9,696)	2,465	N.M.	N.M.
Net new banking accounts	(11,842)	(12,052)	2,976	N.M.	N.M.
Net new accounts	4,024	(14,281)	13,557	N.M.	N.M.

End of period brokerage accounts	2,733,440	2,722,119	2,519,236	0.4%	8.5%
End of period stock plan accounts	1,014,825	1,010,280	1,024,100	0.4%	(0.9)%
End of period banking accounts	770,228	782,070	808,752	(1.5)%	(4.8)%
End of period total accounts	4,518,493	4,514,469	4,352,088	0.1%	3.8%

Customer Assets ($MM)
Security holdings	$107,308	$104,279	$129,666	2.9%	(17.2)%
Brokerage related cash	20,312	19,330	17,457	5.1%	16.4%
Other customer cash and deposits	14,698	15,078	16,375	(2.5)%	(10.2)%
Total customer assets	$142,318	$138,687	$163,498	2.6%	(13.0)%

Net new customer assets ($B)	$0.0	$0.0	$0.3	N.M.	N.M.

(more)

E*TRADE FINANCIAL Monthly Activity Report for August 2009, Page 4

Loan Delinquency Data(1)

Aug-09	Jul-09	Jun-09	% Chg. Aug 09 - Jul 09	% Chg. Jul 09 - Jun 09	QTD % Chg. Aug 09 - Jun 09

One- to Four-Family ($MM)

Current	$9,733	$10,005	$10,259	(3)%	(2)%	(5)%
30-89 days delinquent	528	527	563	0%	(6)%	(6)%
90-179 days delinquent	404	436	445	(7)%	(2)%	(9)%
Total 30-179 days delinquent	932	963	1,008	(3)%	(4)%	(8)%
180+ days delinquent(2)	755	724	673	4%	8%	12%
Total delinquent loans	1,687	1,687	1,681	0%	0%	0%
Gross loans receivable(3)	$11,420	$11,692	$11,940	(2)%	(2)%	(4)%

Home Equity ($MM)

Current	$8,236	$8,378	$8,515	(2)%	(2)%	(3)%
30-89 days delinquent	268	265	268	1%	(1)%	0%
90-179 days delinquent	223	230	262	(3)%	(12)%	(15)%
Total 30-179 days delinquent	491	495	530	(1)%	(7)%	(7)%
180+ days delinquent(2)	72	78	77	(8)%	1%	(6)%
Total delinquent loans	563	573	607	(2)%	(6)%	(7)%
Gross loans receivable(3)	$8,799	$8,951	$9,122	(2)%	(2)%	(4)%

Consumer and Other ($MM)

Current	$1,962	$1,998	$2,038	(2)%	(2)%	(4)%
30-89 days delinquent	31	28	29	11%	(3)%	7%
90-179 days delinquent	6	8	15	(25)%	(47)%	(60)%
Total 30-179 days delinquent	37	36	44	3%	(18)%	(16)%
180+ days delinquent(2)	10	10	1	0%	900%	900%
Total delinquent loans	47	46	45	2%	2%	4%
Gross loans receivable(3)	$2,009	$2,044	$2,083	(2)%	(2)%	(4)%

Total Loans Receivable ($MM)

Current	$19,931	$20,381	$20,812	(2)%	(2)%	(4)%
30-89 days delinquent	827	820	860	1%	(5)%	(4)%
90-179 days delinquent	633	674	722	(6)%	(7)%	(12)%
Total 30-179 days delinquent	1,460	1,494	1,582	(2)%	(6)%	(8)%
180+ days delinquent(2)	837	812	751	3%	8%	11%
Total delinquent loans	2,297	2,306	2,333	(0)%	(1)%	(2)%
Total gross loans receivable(3)	$22,228	$22,687	$23,145	(2)%	(2)%	(4)%

(1)	Amounts and percentages may not calculate due to rounding.
(2)	Loans that are delinquent for 180+ days have been written down to the estimated current property value.
(3)	Includes unpaid principal balances and premiums (discounts).

(more)

E*TRADE FINANCIAL Monthly Activity Report for August 2009, Page 5

Supplemental Metrics

Financial Metrics ($ '000s)	QTD 8/31/2009

Net operating interest income	$216,647
Gain on loans and securities, net(1)	44,869
Commission, fees and other revenue(2)	151,419
Total net revenue	$412,935

Operating expense	$187,560

Balance Sheet Management Metrics ($MM)	Aug-09

E*TRADE Bank Tier 1 Capital ratio(3)	6.6%
E*TRADE Bank Tier 1 Capital to risk weighted assets ratio(3)	12.5%
E*TRADE Bank risk-based capital ratio(3)	13.8%
E*TRADE Bank excess Tier 1 Capital(3)	$691.9
E*TRADE Bank excess Tier 1 Capital to risk weighted assets(3)	$1,496.6
E*TRADE Bank excess risk-based capital(3)	$875.2

(1)
Gain on loans and securities, net does not reflect other-than-temporary impairment, which is calculated and booked at quarter end. The Company expects the impairment for Q309 to be consistent with prior quarters.

(2)	Commission, fees and other revenue consists of the commission, fees and service charges, principal transactions and other revenue line items on the consolidated statement of loss.
(3)	Monthly capital metrics are estimates and are prepared on a basis consistent with the capital information in the quarterly regulatory filings.

About E*TRADE FINANCIAL
The E*TRADE FINANCIAL family of companies provides financial services including online brokerage and related banking products and services to retail investors.  Specific business segments include Trading and Investing and Balance Sheet Management.  Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC).  Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

# # #

Important Notices
E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.  The uncertainties and risks include, but are not limited to, potential negative regulatory consequences resulting from actions by the Office of Thrift Supervision or other regulators and related matters.  Additional uncertainties and risks affecting the business, financial condition, results of operations and prospects of the Company include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and

E*TRADE FINANCIAL Monthly Activity Report for August 2009, Page 6

resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages.  Further information about these risks and uncertainties can be found in the “Risk Factors” section of the Company’s prospectus supplement dated September 14, 2009, and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information under the caption “Risk Factors”).  Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

Registration Statement. The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Sandler O’Neill & Partners, L.P. toll-free at 866.805.4128.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.